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                                                            Exhibit 23.4
                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 31, 1996 (except with respect to the matter discussed in Note 11, as to which the date is July 1, 1996) and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen LLP

Ann Arbor, Michigan,
June 18, 1996.